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                                                              Exhibit 24.2


                            [KPMG PEAT MARWICK LLP]



                        CONSENT OF INDEPENDENT AUDITORS
                         TO INCORPORATION BY REFERENCE

The Board of Directors
GAINSCO, Inc.:


        We consent to incorporation by reference in the registration statement (No. 33-48634) on Form S-8 of GAINSCO, INC. of our report dated February 26, 1996, relating to the consolidated balance sheets of GAINSCO, INC. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and all related schedules, which report appears in the December 31, 1995 annual report on Form 10-K of GAINSCO, INC.



                                         /s/
                                         --------------------------------
                                         KPMG Peat Marwick LLP

Dallas, Texas
March 25, 1996